UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 16, 2007
ALION SCIENCE AND TECHNOLOGY
CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-89756 (Commission File Number)	54-2061691 (IRS Employer Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Pursuant to Regulation FD, Alion Science and Technology Corporation (Alion or the Company) wishes to disclose the following:
For purposes of the following disclosure, “pro forma” as applied to the Company’s results of operations for a particular period means the results after giving effect to all Alion acquisitions (including the Anteon Corporation (Anteon) asset acquisition) that occurred on or after the first day of the relevant period, as though they occurred on the first day of the relevant period and “organic growth” means the increase in the Company’s revenue or Consolidated EBITDA (as defined in the Company’s current Term B Senior Credit Facility (Term B Senior Credit Facility)) from one fiscal year to the next, excluding revenue from acquired companies.
The following unaudited pro forma condensed financial information is based on the Company’s historical financial statements, adjusted to give effect to the following acquisitions, in each case as if they each occurred on October 1, 2005, the first day of the Company’s 2006 fiscal year:

	Acquisition	Acquisition Date
•	BMH Associates, Inc.	— February 10, 2006
•	Washington Consulting, Inc.	— February 24, 2006
•	Micro Analysis and Design, Inc.	— May 19, 2006
•	Certain assets of Anteon	— June 30, 2006

The method of combining historical financial statements for the preparation of the pro forma condensed consolidated financial data is for presentation only. Actual statements of the Company’s operations will reflect the operating results of the above noted acquisitions from the closing date of each acquisition with no retroactive restatements. The unaudited pro forma condensed consolidated financial data has been prepared by management and is provided for illustrative purposes only and does not purport to be indicative of the financial condition or results of operations that would have been reported had the acquisitions occurred on the dates indicated, nor does it represent a forecast of the consolidated financial position or results of operations for any future period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the twelve months ended September 30, 2006

		Other	Anteon			Pro Forma
	Historical	Acquisitions	Acquisition	Acquisition		for the
	Alion	(a)	(b)	Adjustments		Acquisitions
	(In thousands)

Statement of Income:
Contract revenue	$508,628	$26,861	$191,362	$—		$726,851
Direct contract expense	381,467	16,389	153,925	—		551,781

Gross profit	127,161	10,472	37,437	—		175,070
Operating expenses	129,466	13,830	23,570	(5,825	)(c)	164,737
				(3,804	)(d)
				7,500	(e)

Operating income (loss)	(2,305)	(3,358)	13,867	2,129		10,333
Interest income (expense)	(29,691)	—	—	(17,433	)(f)	(47,124)
Other income (expense)	907	(789)	—	—		118

Loss before income taxes	(31,089)	(4,147)	13,867	(15,304)		(36,673)
Income tax benefit (expense)	(26)	—	—	—		(26)

Net income (loss)	$(31,115)	$(4,147)	$13,867	$(15,304)		$(36,699)

Other Financial Data:
EBITDA (g)						$34,584
Consolidated EBITDA (h)						$72,401
Consolidated EBITDA margin (i)						10.0%

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Notes to Unaudited Pro Forma Condensed Financial Information
(dollars in thousands)

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations:

(a)	To reflect the historical results of operations of the following acquisitions:

•	BMH Associates, Inc.	—	February 10, 2006
•	Washington Consulting, Inc.	—	February 24, 2006
•	Micro Analysis and Design, Inc.	—	May 19, 2006

(b)	To reflect the historical results of operations of the acquired Anteon assets for the period October 1, 2005 to June 30, 2006. The acquisition was effective as of June 30, 2006.

(c)	Pro forma adjustment to reflect pre-acquisition incentive compensation costs paid by Washington Consulting, Inc.

(d)	Pro forma adjustment to reflect additional cost savings generated through reduced general and administrative expenses and the allocation of a portion of Alion’s corporate expenses to Anteon.

(e)	Pro forma adjustment to reflect the amortization of intangibles associated with the contracts acquired from Anteon.

(f)	Pro forma adjustment to reflect incremental interest expense associated with the Term B Senior Credit Facility and the Company’s current Bridge Loan (Bridge Loan). The weighted average interest rate for the twelve months ended September 30, 2006, was 9.2%.

(g)	The Company believes that the presentation of EBITDA enhances an investor’s understanding of its financial performance. The Company believes that EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as the effect of amortization of the substantial amount of intangible assets on its balance sheet, that the Company believes are not representative of its core business. The Company’s use of the term EBITDA may vary from others in its industry. The term EBITDA is not a measure under U.S. GAAP and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool. A reconciliation of net loss, the most directly comparable U.S. GAAP measure, to EBITDA for each of the respective periods indicated is as follows:

Pro Forma EBITDA
Calculation of EBITDA	September 30, 2006
(In thousands)

Net loss	$(36,699)
Plus: Interest expense(1)	47,124
Plus: Income tax expense	26
Plus: Depreciation and amortization expense(2)	24,133

EBITDA	$34,584

(1)	Included in interest expense are the Company’s non-cash expenses associated with the recognition of the difference between the fair market value of its subordinated warrants between periods and the non-cash expenses with respect to the accretion of its subordinated debt.

(2)	Pro forma 2006 depreciation and amortization of $24,133 includes $18,651 for amortization of purchased contracts, $4,747 in depreciation expense and $735 for amortization of other intangibles.

(h)	The Company believes that the presentation of Consolidated EBITDA enhances an investor’s understanding of its financial performance. The Company believes that Consolidated EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as certain non-cash items that have no effect on its cash available for operations and certain non-recurring items, that the Company believes are not representative of its core business. The Company's use of the term Consolidated EBITDA may vary from others in its industry. The term Consolidated EBITDA is not defined under U.S. GAAP and Consolidated EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool. A reconciliation of EBITDA, which is reconciled to the most directly comparable U.S. GAAP measure, which is net loss, has been provided above. The reconciliation of EBITDA to Consolidated EBITDA for each of the respective periods indicated is as follows:

Pro Forma
Consolidated EBITDA
Calculation of Consolidated EBITDA	September 30, 2006
(In thousands)

EBITDA	$34,584
Plus: Non-cash contributed to the ESOP(1)	10,067
Plus Non-cash stock-based compensation expenses(2)	10,738
Plus: Nonrecurring items(3)	17,012

Consolidated EBITDA	$72,401

(1)	Non-cash contributions to the Company’s Employee Stock Ownership Plan (ESOP) consists of common stock issued to the ESOP trust in satisfaction of employer contribution liability, which includes the employer match and profit-sharing contributions to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (KSOP).

(2)	Non-cash stock-based compensation expenses include stock-based compensation associated with the stock appreciation rights plans and phantom stock plans.

(3)	Non-recurring items consisting of the following:

For the Year Ended September 30, 2006
Pro Forma
2006
(In thousands)

Acquisition & financing related fees & expenses	$7,549
Labor costs as a result of delays in funding for a government program(1)	$862
Accelerated compensation and severance expense(2)	$1,080
Facility start-up/closure expenses and lease breakage costs	$1,711
Write down of assets related to the Transport Business shutdown	$1,255
Board-directed investigation expenses(3)	$1,284
Legal fees related to JSC contract protest(4)	$1,657
Impact of Hurricane Katrina	$768
Other	$846

Total	$17,012

(1)	Expenses incurred as a result of increased headcount for a government program that was later suspended due to a dispute between the Congress and the U.S. Navy.

(2)	Primarily related to: (i) Alion’s agreement to accelerate payment of a senior officer’s long-term incentive compensation in connection with the termination of his employment, and (ii) the granting of severance amounts to certain senior officers as part of certain agreements relating to the termination of their employment, including non-compete arrangements.

(3)	Expenses incurred in connection with an investigation that was expedited in order to maintain the effectiveness of the Company’s current registration statement.

(4)	Legal fees expended in protesting the loss of the next award of the JSC contract.

(i)	Consolidated EBITDA margin is calculated by dividing Consolidated EBITDA by contract revenues.

The Company’s compounded organic revenue and Consolidated EBITDA growth rates from fiscal year 2000 to fiscal year 2006 were 9.2% and 18.9%, respectively.
The Company recorded approximately 95.2% of its pro forma revenue for the fiscal year ended September 30, 2006 from U.S. government contracts, and approximately 91.0% of the Company’s pro forma revenue came from approximately 200 different U.S. Department of Defense (DoD) customers. The following branches of the DoD contribute to the Company’s pro forma total revenues for the fiscal year ended September 30, 2006: the Navy (45.8%), the Army (18.1%), the Air Force (15.1%) and all other branches of the DoD (11.9%).
The following five federal government contracts accounted for approximately 46% of the Company’s revenues for the fiscal year ended September 30, 2006, on a pro forma basis:

1. Seaport Multiple Award Contract (Seaport MAC) for the U.S. Navy (22%) (consisting of the NAVSEA Seaport Multiple Award Contract and the Virtual SYSCOM Multiple Award Contract), under which the Company performs more than 25 task orders for a number of customers, including the following five largest task orders by pro forma fiscal year 2006 revenue:

		(percentage of
		total pro forma
		fiscal year 2006
		revenue)
a.	PEO Ships F	4.5%
b.	PEO IWS 1.0	2.1%
c.	LPD-17	2.1%
d.	PMS 404 (PEO SUBS)	1.7%
e.	Ship Design Support to NAVSEA 05D	1.5%

2. Modeling and Simulation Information Analysis Center for the DoD-Defense Modeling and Simulation Office (9%);

3. Secretary of the Air Force Technical and Analytical Support for the U.S. Air Force (7%);

4. Joint Spectrum Center Engineering Support Services for the DoD Joint Spectrum Center (5%); and

5. Information Technology Services for the General Services Administration (3%).
No active task order or single-award contract accounted for more than 13% of the Company’s revenue for the fiscal year ended September 30, 2006 and, on a pro forma basis, for more than 9% of the Company’s revenue during the same period.
The Company’s management estimates that contract backlog has historically generated approximately 80% of the Company’s next twelve months’ revenue and will continue to do so in fiscal year 2007.

During fiscal year 2007, former employees who worked on the Joint Spectrum Center (JSC) contract may request that the Company redeem shares of its common stock held by them through the KSOP. Under the KSOP and applicable law, the Company has certain rights to defer distribution of redemption amounts to later years. In the event the Company does not exercise these rights, the Company estimates that it may need to pay between approximately $8.0 million and $15.0 million during fiscal year 2007 to repurchase those shares.

During fiscal year 2008, the Company will redeem shares of phantom stock from certain of its senior executives that they received as five-year retention and performance incentives following the acquisition of assets from IIT Research Institute and formation of the Company. The Company estimates that the amount of such redemptions could be between approximately $12.0 million and $14.1 million, depending on the per share price of the Company’s common stock at the time of redemption. Despite the fact that the redemption amounts for those shares are payable during fiscal year 2008, the Company has certain rights to defer distribution of all or part of the redemption amounts to later years pursuant to the terms of the applicable phantom stock plans.

For purposes of the discussion below, “run-rate revenue” at the time of an acquisition is calculated as revenue from October 1, 2005 through the date of acquisition, annualized. “Run-rate revenue” as of November 30, 2006 is calculated as revenue for November 2006, annualized.

BMH Associates, Inc.’s (BHM) run-rate revenue at the time of the acquisition (February 10, 2006) was $22.1 million. As of November 30, 2006, BHM’s run-rate revenue was $23.2 million.

Washington Consulting, Inc.’s (WCI) run-rate revenue at the time of the acquisition (February 24, 2006) was $19.6 million. As of November 30, 2006, WCI’s run-rate revenue was $26.5 million.

Micro Analysis and Design, Inc.’s (MA&D) run-rate revenue at the time of the acquisition (May 19, 2006) was $15.6 million. As of November 30, 2006, MA&D’s run-rate revenue was $15.9 million.

Anteon’s revenue for the last twelve months ended June 30, 2006 was $234.5 million. As of November 30, 2006, Anteon’s run-rate revenue was $237.4 million.

Approximately 81% of the Company’s pro forma fiscal year 2006 revenues were generated under the Company’s prime contracts, and approximately 19% of pro forma fiscal year 2006 revenues were generated under subcontracts.

The percentage distribution of the Company’s pro forma revenue, by core business area, is provided in the table below for fiscal year ended September 30, 2006.

	For the Fiscal Year Ended
	September 30, 2006
	Pro Forma
Revenue	($ in millions)
Defense Operations	$229.2	31.5%
Wireless Communications	47.0	6.5%
Industrial Technology Solutions	45.7	6.3%
Naval Architecture and Marine Engineering	275.8	38.0%
Modeling and Simulation	53.2	7.3%
Chemical, Biological, Nuclear, and Environmental Sciences	41.8	5.7%
Information Technology	34.2	4.7%

	$726.9	100.0%

The Company’s contract mix, measured as a percentage of total pro forma revenue for fiscal year ended September 30, 2006, is summarized in the table below.

	For the Year Ended
	September 30, 2006
	Pro Forma
Contract Type	($ in millions)
Cost-reimbursement	$519.4	71.5%
Fixed-price	53.3	7.3%
Time-and-material	154.2	21.2%

Total	$726.9	100.0%

The table below shows pro forma revenue by customer type for the Company for the fiscal year ended September 30, 2006.

	For the Year Ended
	September 30, 2006
	Pro Forma
	($ in millions)
U.S. Department of Defense	$660.0	90.8%
Other U.S. Civilian Government Agencies	33.9	4.7%
Commercial and International	33.0	4.5%

Total	$726.9	100.0%

The Company’s financial statements for its fiscal quarter ended December 31, 2006 are not yet completed. For the three months ended December 31, 2006, the Company anticipates that its total revenues will be approximately $182.5 million, EBITDA will be approximately $4.9 million, and Consolidated EBITDA will be approximately $13.3 million. The foregoing estimates constitute forward-looking statements and are based on the Company’s preliminary internal estimates of performance for its fiscal quarter ended December 31, 2006. These estimates may be subject to adjustments in connection with the Company’s routine period-end, quarter-end and year-end closing procedures. In addition, the Company’s financial statements for the first quarter of fiscal year 2007 have not yet been reviewed by its independent public accountants. The Company’s actual results for the first quarter of fiscal year 2007 and for future periods may differ materially from its current estimates. Accordingly, investors are cautioned not to place undue reliance on the foregoing estimates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 16, 2007

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ John M. Hughes
	Name:	John M. Hughes
	Title:	Chief Financial Officer